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                                                                       EXHIBIT 2


                                                             [Execution Version]


                   PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT
                             (QUANTA SERVICES, INC.)

         This Partial Assignment and Assumption Agreement (this "Agreement"), dated as of December 21, 1999 (the "Effective Date"), is between Enron North America Corp., a Delaware corporation (the "Assignor"), and SE Thunderbird L.P., a Delaware limited partnership (the "Assignee") and is delivered pursuant to that certain Purchase and Sale Agreement of even date herewith between Assignee and Assignor (the "Purchase and Sale Agreement").

         In the event of a conflict between the terms of this Agreement and the Purchase and Sale Agreement, the Purchase and Sale Agreement shall control. Terms capitalized for other than grammatical purposes in this Agreement and not defined herein have the meanings set forth in the Purchase and Sale Agreement, and the following terms shall have the following definitions:

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of September 29, 1998 among Quanta, Joint Energy Development Investments II Limited Partnership ("JEDI-II"), and Assignor, as amended by a First Amendment to Securities Purchase Agreement and Registration Rights Agreement, dated as of September 21, 1999, among Quanta, JEDI-II, and ECT Merchant Investments Corp., (the "First Amendment"), as modified by a Letter Agreement dated September 21, 1999 among Quanta, JEDI-II, ECT Merchant Investments Corp., and UtiliCorp United Inc. (the "Letter Agreement"), as the foregoing may have been amended, modified and supplemented from time to time.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of September 29, 1998 among Quanta, JEDI-II, and Assignor, as amended by the First Amendment and the Letter Agreement, as the foregoing may have been amended, modified and supplemented from time to time.

                                     PART I
                                 GRANTING CLAUSE

         1. Registration Rights Agreement. For ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor has transferred, bargained, conveyed and assigned, and does hereby transfer, bargain, convey and assign to Assignee, effective for all purposes as of the Effective Date, the Registration Rights Agreement, including, without limitation, all rights, privileges and obligations related thereto, but only to the extent that the foregoing relate to the Quanta Convertible Note; provided, however, that Assignor's rights and duties with respect to any other debt, equity or other instruments of Quanta held by Assignor shall not be assigned or delegated pursuant to this Agreement.

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         2. Securities Purchase Agreement. For ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor has transferred, bargained, conveyed and assigned, and does hereby transfer, bargain, convey and assign to Assignee, effective for all purposes as of the Effective Date, the Securities Purchase Agreement, including, without limitation, all rights, privileges and obligations related thereto, but only to the extent that the foregoing relate to the Quanta Convertible Note; provided, however, that Assignor's rights and duties with respect to any other debt, equity or other instruments issued by Quanta held by Assignor or JEDI-II shall not be assigned or delegated pursuant to this Agreement; and further provided, that nothing herein shall assign any of Assignor's rights or obligations pursuant to Sections 2.06 and 6.07 of the Securities Purchase Agreement, all of which are retained by Assignor.

         TO HAVE AND TO HOLD, subject to the terms, exceptions and other provisions herein stated, the foregoing unto Assignee, its successors and assigns, forever.

                                     PART II
                      ASSUMPTION OF OBLIGATIONS BY ASSIGNEE

         Assignee has and by these presents does hereby fully assume and agrees to perform and timely discharge from and after the Effective Date all liabilities, duties and obligations of the Assignor that are attributable to the ownership of the foregoing assigned rights, including, without limitation, all liabilities, duties and obligations of the Assignor that arise under the Registration Rights Agreement and the Securities Purchase Agreement. Assignee agrees to be bound by all of the terms of such agreements.

                                    PART III
                                  MISCELLANEOUS

         3.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         3.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, except to the extent that it is mandatory that the law of some other jurisdiction shall apply.

         3.4 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         3.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [signature lines follow]

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         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


SE THUNDERBIRD L.P.                             ENRON NORTH AMERICA CORP.
By:  Blue Heron I LLC, its general
      partner
By:  Whitewing Associates L.P., its sole
      member
By:  Whitewing Management LLC, its general
      partner
By:  Egret I LLC, its managing member           By:
                                                    ---------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------



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